                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported)  SEPTEMBER 1, 2004
                                                        ------------------------

                               MAILKEY CORPORATION
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             (Exact Name of Registrant as Specified in Its Charter)

                                     NEVADA
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                 (State or Other Jurisdiction of Incorporation)

             000-29331                                76-0270295
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     (Commission File Number)              (IRS Employer Identification No.)

         130 SHAFTESBURY AVENUE
             LONDON, ENGLAND                                     W1D 5EU
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 (Address of Principal Executive Offices)                       (Zip Code)

                               011-44-2070-310821
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              (Registrant's Telephone Number, Including Area Code)


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          (Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

        |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01     Entry Into a Material Definitive Agreement.
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        On September 1, 2004, MailKey Corporation (the "Company") entered into an agreement to acquire 100% of the issued share capital of MilsonGray Limited, a private limited company incorporated in England and Wales ("MilsonGray"), pursuant to an Agreement (the "Agreement"), by and among the Company, Chris Millar, Paul Panter and Ian Russell, the owners of all of the issued share capital of MilsonGray (collectively, the "Shareholders"). Under the terms of the Agreement, the Company will pay the Shareholders aggregate consideration consisting of approximately $130,000 and 400,000 shares of the Company's common stock, $0.001 par value per share (the "Common Stock").

        The completion of the acquisition is subject to customary closing conditions, as well as the following: (i) the Shareholders must obtain an extension of the License (as defined below) of no less than 5 years and on terms otherwise satisfactory to the Company, (ii) the Shareholders must obtain the discharge of that certain debenture dated November 27, 2003 registered in favor of The Governor and Company of the Bank of Scotland, (iii) the Company must supply sufficient funds to clear items (i) and (ii), and (iv) each of Mr. Millar and Mr. Panter must enter into a service agreement with the Company. The terms of the service agreements have not yet been finalized, however the Company is currently negotiating the terms of the service agreements with each of Mr. Millar and Mr. Panter. If the foregoing conditions are not satisfied by October 1, 2004 or such later date as the Company shall determine, the Agreement will terminate and the Company shall not have any further rights or obligations under the Agreement.

        MilsonGray provides customers with security and software services and products. Based in Bedfordshire, England, MilsonGray was founded in 2002, and has developed a strategic relationship with Chicago based Security Software Systems Inc. ("SSSi"). MilsonGray has an exclusive distribution license (the "License") with SSSi in Europe for Policy Central Professional(TM), a policy and employee management software solution. MilsonGray also provides Parent Interactive(TM)software, a protection solution designed to assist with child protection and parental help. In addition to Policy Central Professional(TM) and Parent Interactive(TM), MilsonGray is a distributor of the BioSlimDisk, a fingerprint-protected secure USB flash storage device that is entirely self contained.

        The amount of consideration to be paid by the Company upon the closing of the acquisition was determined in arm's length negotiations among the parties thereto. Prior to entering into the Agreement, there were no material relationships between or among the Company or any of its affiliates, officers or directors, or associates of any such officers or directors, on the one hand, and the Shareholders or their respective affiliates, on the other.

        The foregoing description of the transaction does not purport to be complete and is qualified in its entirety by the terms of the Agreement filed as
Exhibit 2.1 to this Current Report on Form 8-K and incorporated by reference herein.

                  SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS


Item 9.01     Financial Statements and Exhibits.
              ---------------------------------

    (c) Exhibits.

        2.1 Agreement, dated September 1, 2004, by and among MailKey Corporation, Chris Millar, Paul Panter and Ian Russell.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             MAILKEY CORPORATION



Date: September 8, 2004                      By: /s/ Graham Norton-Standen
                                                --------------------------------
                                                Graham Norton-Standen
                                                Chief Executive Officer

                                  EXHIBIT INDEX


Exhibit No.                            Description
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    2.1 Agreement, dated September 1, 2004, by and among MailKey Corporation, Chris Millar, Paul Panter and Ian Russell.